UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/29/2010

NovaRay Medical, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-52731

Delaware	16-1778998
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

39655 Eureka Drive, Newark, California 94560-4806
(Address of principal executive offices, including zip code)

(510) 619-9200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 29, 2010, the Board of Directors (the "Board") of NovaRay Medical, Inc. (the "Company") elected Patrick Maguire to be a director of the Company until the next annual meeting of the stockholders of the Company, his resignation or removal. Pursuant to Section 3.23 of the Note and Warrant Purchase Agreement dated as of March 11, 2010, as soon as practicable, but only until such time as the holders of a majority of the then outstanding Series B-1 Preferred Stock of the Company exercise their right to appoint a majority of the members of the Board pursuant to Section 3(b) of the Certificate of Designation of the Relative Rights and Preferences of the Series B-1 Convertible Participating Preferred Stock of the Company, the members of the Board shall be reconstituted so that three (3) of the seven (7) members of the Board shall be Carl Kleidman and two (2) other persons designated by Vision Opportunity Master Fund, Ltd., subject to satisfactory background checks of such designated persons by the Company's independent auditors, and two (2) of the seven (7) members of the Board shall be Marc Whyte and David Foster. Patrick Maguire was designated by Vision Opportunity Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaRay Medical, Inc.

Date: April 01, 2010	By:	/s/ Jun S. Yu
Jun S. Yu
Chief Financial Officer